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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 6
                                       TO
                                    FORM 10


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                  ROXIO, INC.

             (Exact name of Registrant as specified in its charter)

               DELAWARE                                     77-0551214
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                    Identification Number)

                          461 SOUTH MILPITAS BOULEVARD
                           MILPITAS, CALIFORNIA 95035
   (Address, including zip code, of Registrant's principal executive offices)

                                 (408) 259-7694
              (Registrant's telephone number, including area code)

                            ------------------------

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share

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
                                  ROXIO, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

ITEM NO.                            CAPTION                         LOCATION IN INFORMATION STATEMENT
--------                --------------------------------   ---------------------------------------------------
 1.                     Business                           "Summary," "The Distribution," "Risk Factors,"
                                                           "Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations" and "Business"

 2.                     Financial Information              "Summary," "Summary Consolidated Financial Data,"
                                                           "Selected Consolidated Financial Data,"
                                                           "Consolidated Financial Statements" and
                                                           "Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations"

 3.                     Properties                         "Business--Facilities"

 4.                     Securities Ownership of Our        "The Distribution" and "Management"
                          Beneficial Owners and
                          Management

 5.                     Directors and Executive Officers   "Management"

 6.                     Executive Compensation             "Management"

 7.                     Our Relationships and Related      "Relationship Between Adaptec and Our Company After
                          Transactions                     the Distribution," "Management" and "Certain
                                                           Transactions"

 8.                     Legal Proceedings                  "Business--Legal Proceedings"

 9.                     Market Price of and Dividends on   "The Distribution," "Dividend Policy" and
                          the Registrant's Common Equity   "Description of Capital Stock"
                          and Related Stockholder
                          Matters

 10.                    Recent Sales of Unregistered       Not Included (see below)
                          Securities

 11.                    Description of Registrant's        "The Distribution," "Dividend Policy" and
                          Securities to be Registered      "Description of Capital Stock"

 12.                    Indemnification of Directors and   "Management--Limitations on Directors' Liability
                          Officers                         and Indemnification"

 13.                    Financial Statements and           "Consolidated Financial Statements" and "Index to
                          Supplementary Data               Consolidated Financial Statements"

 14.                    Changes In and Disagreements       Not Applicable
                          with Accountants on Accounting
                          and Financial Matters

 15.                    Financial Statements and           "Consolidated Financial Statements" and "Index to
                        Exhibits                           Consolidated Financial Statements"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

    In connection with its incorporation and organization, on August 9, 2000, Roxio issued 16,500,000 shares of common stock, as adjusted for a one for two reverse stock split effected in April 2001, to Adaptec for an aggregate of $1.00. Roxio believes that this issuance was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS


    (a) Financial statements filed as part of this registration statement.+



                                                                PAGE
                                                              --------
Roxio, Inc. Consolidated Financial Statements:
  Consolidated Balance Sheets as of March 31, 1999 and 2000
    and December 31, 2000 (unaudited).......................     F-3
  Consolidated Statements of Operations for the three fiscal years ended March 31, 1998, 1999 and 2000 and the nine
    months ended December 31, 1999 (unaudited) and 2000
    (unaudited).............................................     F-4
  Consolidated Statements of Changes in Owner's Net
    Investment/Stockholder's Equity for the three fiscal
    years ended March 31, 1998, 1999 and 2000 and the nine
    months ended December 31, 2000 (unaudited)..............     F-5
  Consolidated Statements of Cash Flows for the three fiscal years ended March 31, 1998, 1999 and 2000 and the nine
    months ended December 31, 1999 (unaudited) and 2000
    (unaudited).............................................     F-6

Roxio, Inc. Unaudited Pro Forma Combined Financial
  Statements:
  Unaudited Pro Forma Combined Statement of Operations for
    the fiscal year ended March 31, 2000....................    F-29

CeQuadrat GmbH Consolidated Financial Statements:
  Consolidated Balance Sheets as of December 31, 1998 and
    June 30, 1999...........................................    F-32
  Consolidated Statements of Operations for the year ended
    December 31, 1998 and for the six months ended June 30,
    1998 (unaudited) and 1999...............................    F-33
  Consolidated Statements of Shareholders' Equity for the
    year ended December 31, 1998 and for the six months
    ended June 30, 1999.....................................    F-34
  Consolidated Statements of Cash Flows for the year ended
    December 31, 1998 and for the six months ended June 30,
    1998 (unaudited) and 1999...............................    F-35

Wild File, Inc. Financial Statements:
  Balance Sheets as of June 30, 1999 and March 10, 2000.....    F-44
  Statements of Operations for the year ended June 30, 1999, for the period from July 1, 1998 through March 10, 1999
    (unaudited), and for the period from July 1, 1999
    through March 10, 2000..................................    F-45
  Statements of Stockholders' Equity for the year ended
    June 30, 1999 and for the period from July 1, 1999
    through March 10, 2000..................................    F-46
  Statements of Cash Flows for the year ended June 30, 1999, for the period from July 1, 1998 through March 10, 1999
    (unaudited), and for the period from July 1, 1999
    through March 10, 2000..................................    F-47


------------------------


+   Previously filed.

    (b) Exhibits


EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
   2.1+                 First Amended and Restated Master Separation and
                          Distribution Agreement effective as of February 28, 2001
                          between Adaptec and the Registrant.
   2.2                  General Assignment and Assumption Agreement dated May 5,
                          2001 between Adaptec and the Registrant.
   2.3                  Indemnification and Insurance Matters Agreement dated May 5,
                          2001 between Adaptec and the Registrant.
   2.4                  Master Patent Ownership and License Agreement effective as of May 5, 2001 between Adaptec and the Registrant.
   2.5                  Master Technology Ownership and License Agreement effective as of May 5, 2001 between Adaptec and the Registrant.
   2.6                  Master Confidential Disclosure Agreement effective as of May
                          5, 2001 between Adaptec and the Registrant.
   2.7                  Master Transitional Services Agreement effective as of May
                          5, 2001 between Adaptec and the Registrant.
   2.8                  Employee Matters Agreement dated May 5, 2001 between Adaptec and the Registrant.
   2.9                  Tax Sharing Agreement dated May 5, 2001 between, Adaptec and the Registrant.
   2.10                 Real Estate Matters Agreement dated May 5, 2001 between
                          Adaptec and the Registrant.
   2.11                 Manufacturing Agreement effective as of May 5, 2001 between
                          Adaptec and the Registrant.
   2.12                 International Transfer of Assets Agreement dated May 5, 2001 between Adaptec Mfg(S) Pte Ltd. and Roxio CI Ltd.
   2.13                 Letter agreement dated May 5, 2001 between Adaptec and the
                          Registrant.
   3.1+                 Amended and Restated Certificate of Incorporation of the
                          Registrant.
   3.2+                 Amended and Restated Bylaws of the Registrant.
   4.1+                 Form of Common Stock certificate of the Registrant.
  10.1+                 2001 Employee Stock Purchase Plan.
  10.2+                 Amended and Restated 2000 Stock Option Plan.
  10.3+                 Form of 2000 Stock Option Plan Agreements.
  10.4+                 2001 Director Option Plan.
  10.5+                 Form of 2001 Director Option Plan Agreements.
  10.6+                 Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
  10.7                  Lease Agreement dated May 5, 2001 between Adaptec and the
                          Registrant.
  10.8+                 Employment agreement dated September 6, 2000 between Wm.
                          Christopher Gorog and the Registrant.
  10.9+                 Employment agreement dated September 5, 2000 between Thomas
                          J. Shea and the Registrant.
  10.10**               Master Software License Agreement effective as of
                          December 4, 1999 between Adaptec and Hewlett-Packard
                          Company.
  10.11+**              Distribution Agreement dated September 6, 2000 between the
                          Registrant and Ingram Micro, Inc.
  10.12+                2001 Stock Plan.
  10.13+                Form of 2001 Stock Plan Agreements.
  21.1+                 Subsidiaries of the Registrant.
  99.1+                 Roxio, Inc. Information Statement dated May 1, 2001.


------------------------

+   Previously filed.


** Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment no. 6 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on May 15, 2001.


                                                       ROXIO, INC.

                                                       By:  /s/ R. ELLIOT CARPENTER
                                                            -----------------------------------------
                                                            Name: R. Elliot Carpenter
                                                            Title: VICE PRESIDENT OF FINANCE

                               INDEX OF EXHIBITS





EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
   2.1+                 First Amended and Restated Master Separation and
                          Distribution Agreement effective as of February 28, 2001
                          between Adaptec and the Registrant.
   2.2                  General Assignment and Assumption Agreement dated May 5,
                          2001 between Adaptec and the Registrant.
   2.3                  Indemnification and Insurance Matters Agreement dated May 5,
                          2001 between Adaptec and the Registrant.
   2.4                  Master Patent Ownership and License Agreement effective as of May 5, 2001 between Adaptec and the Registrant.
   2.5                  Master Technology Ownership and License Agreement effective as of May 5, 2001 between Adaptec and the Registrant.
   2.6                  Master Confidential Disclosure Agreement effective as of May
                          5, 2001 between Adaptec and the Registrant.
   2.7                  Master Transitional Services Agreement effective as of May
                          5, 2001 between Adaptec and the Registrant.
   2.8                  Employee Matters Agreement dated May 5, 2001 between Adaptec and the Registrant.
   2.9                  Tax Sharing Agreement dated May 5, 2001 between, Adaptec and the Registrant.
   2.10                 Real Estate Matters Agreement dated May 5, 2001 between
                          Adaptec and the Registrant.
   2.11                 Manufacturing Agreement effective as of May 5, 2001 between
                          Adaptec and the Registrant.
   2.12                 International Transfer of Assets Agreement dated May 5, 2001 between Adaptec Mfg(S) Pte Ltd. and Roxio CI Ltd.
   2.13                 Letter agreement dated May 5, 2001 between Adaptec and the
                          Registrant.
   3.1+                 Amended and Restated Certificate of Incorporation of the
                          Registrant.
   3.2+                 Amended and Restated Bylaws of the Registrant.
   4.1+                 Form of Common Stock certificate of the Registrant.
  10.1+                 2001 Employee Stock Purchase Plan.
  10.2+                 Amended and Restated 2000 Stock Option Plan.
  10.3+                 Form of 2000 Stock Option Plan Agreements.
  10.4+                 2001 Director Option Plan.
  10.5+                 Form of 2001 Director Option Plan Agreements.
  10.6+                 Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
  10.7                  Lease Agreement dated May 5, 2001 between Adaptec and the
                          Registrant.
  10.8+                 Employment agreement dated September 6, 2000 between Wm.
                          Christopher Gorog and the Registrant.
  10.9+                 Employment agreement dated September 5, 2000 between Thomas
                          J. Shea and the Registrant.
  10.10**               Master Software License Agreement effective as of
                          December 4, 1999 between Adaptec and Hewlett-Packard
                          Company.
  10.11+**              Distribution Agreement dated September 6, 2000 between the
                          Registrant and Ingram Micro, Inc.
  10.12+                2001 Stock Plan.
  10.13+                Form of 2001 Stock Plan Agreements.
  21.1+                 Subsidiaries of the Registrant.
  99.1+                 Roxio, Inc. Information Statement dated May 1, 2001.


------------------------


+   Previously filed.



** Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.